Exhibit 99.1

FOR IMMEDIATE RELEASE                                         November 14, 2003


Almost Family Announces Third Quarter Results and Award of Florida ADC Demonstration Project
Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three month and nine month periods ended September 30, 2003. Additionally, the Company announced that it has been awarded a $2.8 million two-year adult day care demonstration project by the state of Florida.

The Company filed its Form 10-Q with the Securities and Exchange Commission today. Please refer to that filing for additional information. In the information that follows "ADHS" refers to the Company's Adult Day Health Services segment and "VN" refers to the Company's Visiting Nurse segment.

Results of operations for the three months ended September 30, 2003 and 2002 are set forth in the table below:

       Consolidated                                2003                        2002                       Change
       ------------
                                         -------------------------- --------------------------- ----------------------------
                                              Amount       % Rev           Amount     % Rev         Amount           %
                                         --------------- ---------- ---------------- ---------- -------------- -------------

Net Revenues                  ADHS       $14,729,433         68.0%  $   15,164,663       69.2%  $   (435,230)         -2.9%
                              VN           6,920,324         32.0%       6,744,143       30.8%       176,181           2.6%
                                         ---------------            ----------------            --------------
                                         $21,649,757        100.0%  $   21,908,806      100.0%  $   (259,049)         -1.2%
                                         ===============            ================            ==============

Operating Income              ADHS       $   779,380          5.3%  $      756,841        5.0%  $     22,539           3.0%
                              VN             417,445          6.0%         617,711        9.2%      (200,266)        -32.4%
                                         ---------------            ----------------            --------------
                                           1,196,825          5.5%       1,374,552        6.3%      (177,727)        -13.0%
Unallocated corporate expenses               569,331          2.6%         593,088        2.7%       (23,757)         -4.0%
                                         ---------------            ----------------            --------------
Income before interest and taxes             627,494          2.9%         781,464        3.6%      (153,970)        -19.7%
Interest expense                             155,250          0.7%         212,111        1.0%       (56,861)        -26.8%
Income taxes                                 188,898          0.9%         228,226        1.0%       (39,328)        -17.2%
                                         ---------------            ----------------            --------------
  Net income                             $   283,346          1.3%  $      341,127        1.6%  $    (57,781)        -17.0%
                                         ===============            ================            ==============

Earnings per share:
Basic                                    $      0.12                $         0.14              $      (0.02)        -14.3%
Diluted                                  $      0.11                $         0.12              $      (0.01)         -8.3%

Weighted average shares outstanding
Basic                                      2,296,527                     2,397,563                  (101,036)         -4.2%
Diluted                                    2,555,081                     2,812,119                  (257,038)         -9.1%


Results for the Quarter
William B. Yarmuth, Chairman and CEO commented on the Company's results for the quarter: "The current reimbursement environment remains difficult but we continue our efforts to improve profitability. We are pleased to report that our ADHS segment has achieved its first favorable comparison in several quarters reflecting the positive steps we have taken to reduce operating costs in the face of declining Medicaid unit sales. Our VN segment continues to achieve strong growth in admissions which has helped us to partially offset Medicare rate cuts that amounted to over $430,000 in revenue and pre-tax income."

Florida ADC Demonstration Project
The Company also announced that it has been awarded a $2.8 million two-year adult day care demonstration project by the state of Florida. "We are very excited that the state of Florida has awarded this very important project to Almost Family after a competitive bidding process. We believe the award recognizes our position as the market leader in adult day care and we are very happy to partner with Florida to demonstrate the cost effectiveness of adult day care as an alternative to nursing home placement. We plan to fulfill the contract by taking care of patients in our Fort Myers and Palm Beach day centers. We are confident that the project will demonstrate that state spending will be significantly lower on these patients than if they were institutionalized." said Yarmuth. The Company noted that it expects the contract to begin to produce revenue in the first quarter of 2004.

Nine Month Results

Results of operations for the nine months ended September 30, 2003 and 2002 are set forth in the table below:

      Consolidated                                2003                        2002                      Change
      ------------
                                        -------------------------- --------------------------- --------------------------
                                            Amount       % Rev          Amount     % Rev          Amount          %
                                        --------------- ---------- --------------- ----------- -------------- -----------

Net Revenues                ADHS        $43,141,091         66.4%  $   42,032,355       66.4%  $  1,108,736         2.6%
                            VN           21,862,873         33.6%      21,270,419       33.6%       592,454         2.8%
                                        ---------------            ---------------             --------------
                                        $65,003,964        100.0%  $   63,302,774      100.0%  $  1,701,190         2.7%
                                        ===============            ===============             ==============

Operating Income            ADHS        $ 1,446,404          3.4%  $    1,968,155        4.7%  $   (521,751)      -26.5%
                            VN            2,424,460         11.1%       2,776,033       13.1%      (351,573)      -12.7%
                                        ---------------            ---------------             --------------
                                          3,870,864          6.0%       4,744,188        7.5%      (873,324)      -18.4%
Unallocated corporate expenses            1,686,036          2.6%       2,517,617        4.0%      (831,581)      -33.0%
                                        ---------------            ---------------             --------------
Income before interest and taxes          2,184,828          3.4%       2,226,571        3.5%       (41,743)       -1.9%
Interest expense                            499,037          0.8%         612,063        1.0%      (113,026)      -18.5%
Income taxes                                674,317          1.0%         646,288        1.0%        28,029         4.3%
                                        ---------------            ---------------             --------------
  Net income                            $ 1,011,474          1.6%  $      968,220        1.5%  $     43,254         4.5%
                                        ===============            ===============             ==============

Earnings per share:
Basic                                   $      0.44                $         0.39              $       0.05        12.8%
Diluted                                 $      0.40                $         0.33              $       0.07        21.2%


Weighted average shares
outstanding
Basic                                     2,294,182                     2,464,858                  (170,676)      -.6.9%
Diluted                                   2,524,060                     2,913,739                  (389,679)      -13.4%


As reported in the quarter ended March 31, 2003, decreased attendance in the Company's adult day care centers directly related to snow and ice, particularly during the month of February 2003, reduced net income by approximately $0.05 per diluted share. As described above for the quarter, earnings for the nine months ended September 2003 were also adversely impacted by changes in Medicare and Medicaid reimbursement rates but were favorably impacted by the acquisition of Medlink Ohio personal care operations in July 2002.

Unallocated corporate expenses in the nine months ended September 30, 2002 include approximately $816,000, consisting primarily of professional fees, related to the cost of conducting the investigation into the restatement of the Company's financial statements as previously disclosed.

Almost Family, Inc. is a health services company providing adult day health care services focused on providing alternatives for seniors and other special needs adults who wish to avoid nursing home and other institutional placement. The Company also operates a chain of Medicare-certified home health agencies under the trade name "CaretendersTM". The Company has operations in Alabama, Connecticut, Florida, Indiana, Kentucky, Maryland, Massachusetts, and Ohio.

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to better control its costs, the Company's ability to operate profitably under lower operating costs in response to Medicaid reimbursement changes, expectations for the long-term outlook for Medicaid reimbursement, expectations concerning the Florida ADC demonstration project and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls, the ability of the Company to maintain its level of operating performance, achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicaid and other third-party payers; and changes in laws and interpretations of laws relating to the healthcare industry. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2002, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.